Exhibit 99.(d)(7)

November 17, 2022

WisdomTree Asset Management, Inc.

Attention: Jonathan Steinberg

250 West 34th Street, 3rd Floor

New York, NY 10119

With a copy to:

WisdomTree Asset Management, Inc.

Attention: Legal Department

250 West 34th Street, 3rd Floor

New York, NY 10119

Dear Mr. Steinberg,

Pursuant to that certain Sub-Advisory Agreement between WisdomTree Asset Management, Inc. (the “Investment Adviser”) and Mellon Investments Corporation (the “Sub-Adviser”) dated as of January 1, 2013, as amended (the “Agreement”), the Sub-Adviser hereby provides the Investment Adviser with (i) an amended and restated Appendix A to the Agreement in the form attached hereto and (ii) an amended and restated Appendix B-1 as attached hereto.

In particular, this amendment does the following:

(a)	Adds the WisdomTree U.S. Quality Growth Fund to Appendix A and to Appendix B-1;

Sincerely,

/s/ Stephanie Hill

Name: Stephanie Hill

Title: Managing Director, Head of Index

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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Acknowledged and agreed:

WisdomTree Asset Management, Inc.

By:	/s/ Jonathon Steinberg_
Name:	Jonathan Steinberg
Title:	Chief Executive Officer

Mellon Investments Corporation

/s/ Stephanie Hill

Name: Stephanie Hill

Title: Managing Director, Head of Index

APPENDIX A
TO
SUB-ADVISORY AGREEMENT

Effective as of December 6, 2022

FUNDS FOR WHICH MELLON INVESTMENTS CORPORATION ACTS AS SUB-ADVISER

ALTERNATIVE FUNDS

WisdomTree Alternative Income Fund

CURRENCY AND INTERNATIONAL FIXED INCOME FUNDS

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

DOMESTIC EQUITY FUNDS

WisdomTree U.S. Total Dividend Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. ESG Fund

WisdomTree U.S. LargeCap Fund

WisdomTree U.S. Value Fund (f/k/a WisdomTree U.S. Quality Shareholder Yield Fund)

WisdomTree U.S. MidCap Fund

WisdomTree U.S. SmallCap Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree Cloud Computing Fund

WisdomTree U.S. Growth & Momentum Fund

WisdomTree U.S. Quality Growth Fund

INTERNATIONAL EQUITY FUNDS

WisdomTree International Equity Fund

WisdomTree International High Dividend Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Global High Dividend Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree New Economy Real Estate Fund (f/k/a WisdomTree Global ex-US Real Estate Fund)

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Japan Hedged SmallCap Equity Fund

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WisdomTree Germany Hedged Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Emerging Markets ex-State-Owned-Enterprises Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree Emerging Markets ESG Fund

WisdomTree International ESG Fund

WisdomTree India ex-State-Owned Enterprises Fund

WisdomTree Growth Leaders Fund (f/k/a WisdomTree Modern Tech Platforms Fund)

WisdomTree Cybersecurity Fund

WisdomTree BioRevolution Fund

WisdomTree Battery Value Chain and Innovation Fund

WisdomTree Artificial Intelligence and Innovation Fund

WisdomTree Emerging Markets ex-China Fund

WisdomTree Recycling Decarbonization Fund

FIXED INCOME INFLATION HEDGED FUNDS

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

FIXED INCOME FUNDS

WisdomTree Floating Rate Treasury Fund

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

MULTI ASSET FUNDS

WisdomTree U.S. Multifactor Fund

WisdomTree U.S. Efficient Core Fund (f/k/a WisdomTree 90/60 U.S. Balanced Fund)

WisdomTree Emerging Markets Multifactor Fund

WisdomTree International Multifactor Fund

WisdomTree Emerging Markets Efficient Core Fund

WisdomTree International Efficient Core Fund

WisdomTree Efficient Gold Plus Equity Strategy Fund

WisdomTree Efficient Gold Plus Gold Miners Strategy Fund

WisdomTree Efficient Gold Plus Bond Strategy Fund

WisdomTree Global Efficient Low Volatility Fund

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The Investment Adviser hereby appoints Mellon Investments Corporation, and Mellon Investments Corporation hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

WISDOMTREE ASSET MANAGEMENT, INC.	MELLON INVESTMENTS CORPORATION

By: /s/ Jonathon Steinberg	By: /s/ Stephanie Hill
Name: Jonathan Steinberg	Name: Stephanie Hill
Title: CEO	Title: Managing Director, Head of Index

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